                                                                    EXHIBIT 99.1


[Encore Wire Corporation Logo Omitted]

Encore Wire Corporation                              Contact:   Frank J. Bilban
1410 Millwood Road                                   Vice President & CFO
McKinney, Texas 75069
972-562-9473

                                  PRESS RELEASE


FOR IMMEDIATE RELEASE             JULY 28, 2003

              ENCORE WIRE REPORTS INCREASED PROFITS ON RECORD SALES

MCKINNEY, TX - Encore Wire Corporation (NASDAQ/NMS: WIRE) today reported financial results for the quarter ended June 30, 2003.

Net sales for the second quarter of 2003 increased to $80,584,000 compared to $72,154,000 during the second quarter of 2002. The $80.6 million in sales represents a new record for Encore, beating the $80.2 million mark set in the third quarter of 2002. Shipment volume, measured in copper pounds sold, also set a new company record. Net income for the quarter increased to $2,653,000 versus $2,265,000 in the second quarter of 2002. Fully diluted net income per common share was $.17 in the second quarter of 2003 compared to $.15 of net income in the second quarter of 2002. Net income and fully diluted income per share in the second quarter of 2003 improved dramatically over the loss of $517,000 or $.03 per share in the first quarter of 2003.

Net sales for the first six months of 2003 increased to $147,737,000 compared to $136,337,000 in the first six months of 2002. Net income was $2,136,000 in the first six months of 2003 versus $4,621,000 in the same period of 2002. Fully diluted net income per share was $.14 in the first six months of 2003 versus $.30 in the first six months of 2002.

Commenting on the quarter ended June 30, 2003, Vincent A. Rego, Company Chairman and CEO remarked, "It is gratifying to see Encore Wire post $.17 per share in earnings this quarter versus the past three quarters in which we earned a cumulative net of $.06 per share. Our industry has been through difficult times over the last couple of years, but it appears that we may be coming out of it with strong volumes and increased margins. We managed our plants very efficiently during the quarter and controlled our manufacturing overheads, enabling us to enhance gross margins. Our staff continues to perform beyond expectations. The price of copper has recently shown signs of strength and most importantly, the building wire industry has injected some long overdue discipline into pricing policies. While we believe that margins still need improvement, we are obviously excited at the progress made this past quarter. We are also seeing strong demand in the marketplace. Housing starts have been a bright spot during this recession, and we are optimistic that commercial construction is starting to recover. With the plant, equipment and staff we have in place, we are capable of maintaining our high order fill rates and low cost structure. We have taken steps to strengthen our independent rep force in a few key markets and are already seeing those changes paying off. We will remain conservative in our spending to ensure our balance sheet remains strong. We thank our shareholders for their continued support. "

Encore Wire Corporation manufactures a broad range of electrical wire for interior wiring in homes, apartments, manufactured housing and commercial and industrial buildings.

The matters discussed in this news release, other than the historical financial information, including statements about the copper pricing environment, profitability and shareholder value, may include forward-looking statements that involve risks and uncertainties, including fluctuations in the price of copper, the impact of competitive pricing and other risks detailed from time to time in the Company's reports filed with the Securities and Exchange Commission. Actual results may vary materially from those anticipated.

                             Encore Wire Corporation
                                  P.O. Box 1149
                               1410 Millwood Road
                              McKinney, Texas 75069
                                 (972) 562-9473
                      Condensed Consolidated Balance Sheet
                                 (In Thousands)
                                   (Unaudited)


                                                         JUNE 30,         DECEMBER 31,
                                                          2003                2002
                                                     ---------------    ---------------
ASSETS

Current Assets
  Cash                                               $         1,400    $           160
  Receivables, net                                            61,799             46,600
  Inventories                                                 43,860             50,165
  Prepaid Expenses and Other                                   2,867                672
                                                     ---------------    ---------------
Total Current Assets                                         109,926             97,597

Property, Plant and Equipment, net                            82,062             85,366

Other Assets                                                     176                166
                                                     ---------------    ---------------

Total Assets                                         $       192,164    $       183,129
                                                     ===============    ===============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
  Accounts Payable                                   $        23,090    $        10,735
  Accrued Liabilities and Other                               11,057             11,183
                                                     ---------------    ---------------
Total Current Liabilities                                     34,147             21,918

Long Term Liabilities
  Note Payable                                                40,000             47,500
  Non-Current Deferred Income Taxes                            9,251              7,193
                                                     ---------------    ---------------
Total Long Term Liabilities                                   49,251             54,693

Total Liabilities                                             83,398             76,611

Stockholders' Equity
  Common Stock                                                   170                169
  Additional Paid in Capital                                  34,138             34,138
  Treasury Stock                                             (15,275)           (15,275)
  Retained Earnings                                           89,733             87,486
                                                     ---------------    ---------------
Total Stockholders' Equity                                   108,766            106,518
                                                     ---------------    ---------------

Total Liabilities and Stockholders' Equity           $       192,164    $       183,129
                                                     ===============    ===============

                             Encore Wire Corporation
                                  P.O. Box 1149
                               1410 Millwood Road
                              McKinney, Texas 75069
                                 (972) 562-9473
                   Condensed Consolidated Statement of Income
                                 (In Thousands)
                                   (Unaudited)


                                                      QUARTER ENDED JUNE 30,
                                   --------------------------------------------------------------
                                               2003                             2002
                                   -----------------------------    -----------------------------
Net Sales                          $      80,584           100.0%   $      72,154           100.0%
Cost of Sales                             68,783            85.4%          62,102            86.1%
                                   -------------   -------------    -------------   -------------

Gross Profit                              11,801            14.6%          10,052            13.9%

Selling, General and
  Administrative Expenses                  6,982             8.7%           5,966             8.3%
                                   -------------   -------------    -------------   -------------

Operating Income                           4,819             6.0%           4,086             5.7%

Net Interest & Other Expense                 674             0.8%             546             0.8%
                                   -------------   -------------    -------------   -------------

Income before Income Taxes                 4,145             5.1%           3,540             4.9%

Income Taxes                               1,492             1.9%           1,275             1.8%
                                   -------------   -------------    -------------   -------------

Net Income                         $       2,653             3.3%   $       2,265             3.1%
                                   =============   =============    =============   =============

Basic Earnings Per Share           $        0.18                    $        0.15
                                   =============                    =============

Diluted Earnings Per Share         $        0.17                    $        0.15
                                   =============                    =============

Weighted Average Number of
  Common and Common
  Equivalent Shares Outstanding:
    -Basic                                15,119                           15,267
                                   =============                    =============
    -Diluted                              15,212                           15,514
                                   =============                    =============


                                                   SIX MONTHS ENDED JUNE 30,
                                   --------------------------------------------------------------
                                               2003                              2002
                                   -----------------------------    -----------------------------
Net Sales                          $     147,737           100.0%   $     136,337           100.0%
Cost of Sales                      $     130,279            88.2%   $     116,505            85.5%
                                   -------------   -------------    -------------   -------------

Gross Profit                              17,458            11.8%          19,832            14.5%

Selling, General and
  Administrative Expenses                 12,936             8.8%          11,738             8.6%
                                   -------------   -------------    -------------   -------------

Operating Income                           4,522             3.1%           8,094             5.9%

Net Interest & Other Expense               1,184             0.8%             873             0.6%
                                   -------------   -------------    -------------   -------------

Income before Income Taxes                 3,338             2.3%           7,221             5.3%

Income Taxes                               1,202             0.8%           2,600             1.9%
                                   -------------   -------------    -------------   -------------

Net Income                         $       2,136             1.4%   $       4,621             3.4%
                                   =============   =============    =============   =============

Basic Earnings Per Share           $        0.14                    $        0.30
                                   =============                    =============

Diluted Earnings Per Share         $        0.14                    $        0.30
                                   =============                    =============

Weighted Average Number of
  Common and Common
  Equivalent Shares Outstanding:
    -Basic                                15,119                           15,263
                                   =============                    =============
    -Diluted                              15,193                           15,494
                                   =============                    =============